EXHIBIT 10.31

FOURTH AMENDMENT TO PROMISSORY NOTE

WHEREAS, on April 29, 1992, POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP (“Pope”), executed that certain Promissory Note in favor of JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, now known as John Hancock Life Insurance Company (“Hancock”), in the face amount of $16,000,000.00, which was subsequently amended on May 25, 1993, December 19, 1995, and December 20, 1999 (such Promissory Note, as amended herein and as may be amended hereafter is referred to as the “Note”).

WHEREAS, under that certain Note Purchase Agreement (said Note Purchase Agreement together with any and all replacements, supplements, modifications, amendments, restatements, renewals or extensions thereof is hereinafter referred to as the “Note Purchase Agreement.”) dated of even date herewith, by and among Pope, John Hancock Life Insurance Company, and the other Holders, as defined in the Note Purchase Agreement, Pope issued to the Holders, as defined in the Note Purchase Agreement, certain Class A Fixed Rate Senior Secured Notes (said notes, together with any and all replacements, supplements, modifications, amendments, restatements, renewals or extensions thereof are hereinafter individually and collectively referred to as the “2001 Notes”) all dated of even date herewith in the aggregate principal amount of $30,000,000;

NOW, THEREFORE, the parties agree to amend the Note as follows:

1.             On April 1, 2001, Pope shall pay the scheduled principal and interest payment of $136,291.21.  After such payment is made the outstanding principal balance due under the Note will be $12,798,824.92.  From and after April 1, 2001, such principal balance will be paid in accordance with the following:

(a)           Interest Rate.  Interest shall accrue on the unpaid principal balance of the Note from April 1, 2001, through and including April 1, 2011, at a rate of Nine and Sixty-five Hundredths percent (9.65%) per annum.  Interest under the Note shall be calculated on the basis of a 360-day year.

(b)           Required Interest Payments.  Pope shall pay to Hancock, all accrued, unpaid interest on the Notes monthly, in arrears, beginning on May 1, 2001,and continuing on the first day of each calendar month thereafter through and including April 1, 2011.

(c)           Required Principal Payments.  The principal amount of the Note is due and payable, and shall be repaid by Pope in full, as follows: commencing on April 1, 2002, and continuing on each April 1 thereafter through and including April 1, 2011, an installment of $540,000 shall be due and payable to Hancock.

(d)           Maturity.  Unless previously paid in full in accordance with the provisions of the Note, in all events the entire unpaid balance of the Note, including principal, interest, and any advances then outstanding shall be due and payable, unless sooner accelerated, on April 1, 2011.

2.             The timber harvest provisions contained in Section 2 of the Note with respect to the Property, as defined in the Note, are hereby replaced with the applicable provisions in the Note Purchase Agreement.

3.             Section 11 of the Note is hereby replaced with the following: "Upon an "Event of Default" under the Note Purchase Agreement, the entire unpaid principal, interest, and any other obligations under this Note or under the Deed of Trust, as defined in the Note, or other instrument securing this Note, shall at once become due and payable at the option of the Holder, as defined in the Note, notice of such election being hereby expressly waived, provided always that Holder, as defined in the Note, must exercise such option reasonably and in good faith."

4.             Section 6 is hereby deleted in its entirety.

5.             The “Prepayment Premium” applicable to the principal under the Note prepaid during any year, other than the prepayments required in subparagraphs 1(c) and 1 (d) above, shall be an amount equal to the applicable Make-Whole Premium Amount, as defined in the Note Purchase Agreement.  Any payment of the indebtedness evidenced by the Note following acceleration of such indebtedness by Hancock upon an Event of Default, as defined in the Note Purchase Agreement, shall be deemed to be a voluntary prepayment of such indebtedness by Pope and shall be subject to the Prepayment Premium provided for in the Note Purchase Agreement.  Notwithstanding the foregoing, if (i) Pope obtains casualty insurance on the Property, as defined in the Note, and if the proceeds of such casualty insurance are the source of any such prepayment, or (ii) if the source of any such prepayment is condemnation proceeds received with respect to a condemnation or similar taking of any portion of the Property, as defined in the Note, by any governmental authority, then no Prepayment Premium shall be payable with respect to such prepayment.

6.             NOTICE TO BORROWER:  THIS NOTE PROVIDES FOR A PREPAYMENT PREMIUM THAT WILL BE DUE IF PAYMENTS IN A SPECIFIED AMOUNT ARE MADE IN ADVANCE OF THE TIME OR IN EXCESS OF THE AMOUNTS SPECIFIED IN THIS NOTE, EXCEPT AS MAY BE OTHERWISE PROVIDED HEREINABOVE.

7.             No other modification to the Note is made or intended to be made hereby, and as amended herein, the Note is hereby ratified and confirmed by Pope and Hancock and shall remain in full force and effect.

8.             The executed original hereof shall be physically attached to the executed original of said Note.

DATED this 29th day of March, 2001.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP, having a principal place of business at Poulsbo, Washington

By:	POPE MGP, INC., managing general partner

/s/ Thomas M. Ringo
Name:	Thomas M. Ringo
Title:	Vice President & CFO

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ C. Whitney Hill
Name:	C. Whitney Hill
Title:	Director